Exhibit 99.1

DREAMS SIGNS EXTENSION WITH COMERICA BANK

Receives Waivers from 2008 Covenant Breaches

PLANTATION, FL. June 30, 2009, Dreams, Inc. (DRJ: NYSE Amex) announced today that it has executed an agreement with its senior lender, Comerica Bank, that provides for the continued funding of its operations with nearly $21 million in credit facilities through June 2010. Previously, Dreams had disclosed that in 2008, it was in breach of some performance covenants with its senior lender and that it was working with Comerica Bank to determine a course of action to remedy the situation. With this extension, Dreams returns to being in good standing with its senior lender, has had its 2009 business plan approved and funded.

“This will allow us to re-focus on executing our plan, having put our proverbial financial house back in order, stated Ross Tannenbaum, Dreams President & CEO

DREAMS, INC. trades under the ticker symbol: NYSE Amex:DRJ

www.dreamscorp.com

Dreams, Inc. Investor Relations Contact Info:

David M. Greene, Senior Vice-President

Phone: 954-377-0002

Fax: 954-475-8785

dgreene@dreamscorp.com

Public Relations for Dreams, Inc.:

Boardroom Communications

Jennifer Clarin and/or Caren Berg

Phone: (954) 370-8999, Fax: (954) 370-8892

Email: jclarin@boardroompr.com

Statements contained in this press release, which are not historical facts, are forward looking statements. The forward-looking statements in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such statements are indicated by words or phrases such as “anticipates,” “projects,” “management believes,” “Dreams believes,” “intends,” “expects,” and similar words or phrases. Such factors include, among others, the following: competition; seasonality; success of operating initiatives; new product development and introduction schedules; acceptance of new product offerings; franchise sales; advertising and promotional efforts; adverse publicity; expansion of the franchise chain; availability, locations and terms of sites for franchise development; changes in business strategy or development plans; availability and terms of capital including the continuing availability of our credit facility with Comerica Bank or a similar facility with another financial institution; labor and employee benefit costs; changes in government regulations; and other factors particular to the Company.